LIMITED POWER OF ATTORNEY

I, Lori Steele, do hereby constitute
and appoint David I. Meyers, Coburn
R. Beck, and Seth A. Winter my true
and lawful attorneys-in-fact, any of
whom acting singly is hereby
authorized, for me and in my name
and on my behalf as a shareholder of
JBI, Inc., to prepare, execute in my
name and on my behalf, and submit
to the U.S. Securities and Exchange
Commission (the "SEC") any and all
forms, instruments or documents,
including (i) a Form ID, including
any necessary amendments thereto
and any other documents necessary
or appropriate to obtain codes and
passwords enabling me to make
electronic filings with the SEC, (ii) a
Schedule 13D and including any
amendments thereto, as such
attorneys or attorney deems
necessary or advisable to enable me
to comply with Section 13 of the
Securities Exchange Act of 1934 or
any rule or regulation of the SEC in
respect thereof (collectively,
"Section 13"), and (iii) all forms,
instruments or documents, including
any necessary amendments thereto,
as such attorneys or attorney deems
necessary or advisable to enable me
to comply with Section 16 of the
Securities Exchange Act of 1934 or
any rule or regulation of the SEC in
respect thereof (collectively,
"Section 16").

I do hereby ratify and confirm all
acts my said attorney shall do or
cause to be done by virtue hereof.  I
acknowledge that the foregoing
attorneys-in-fact, serving in such
capacity at my request, are not
assuming, nor is JBI, Inc. assuming,
any of my responsibilities to comply
with Section 13 or Section 16.

This power of attorney shall remain
in full force and effect until it is
revoked by the undersigned in a
signed writing delivered to each such
attorney-in-fact or the undersigned is
no longer required to comply with
Section 13 and Section 16,
whichever occurs first.

WITNESS the execution hereof this
25 day of May, 2012.


/s/ Lori Steele
Name (please print): Lori Steele